Exhibit 99.1

SUBSCRIPTION AGREEMENT

Touchstone Mining Limited
808 Nelson Street, Suite 2103
Vancouver, British Columbia
Canada

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________ (__________) shares of Common Stock of Touchstone Mining Limited (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that our officers and directors, Mr. Douglas Scheving and Mr. Jack BesMargian ,solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Scheving and Mr. BesMargian.

MAKE CHECK PAYABLE TO: Touchstone Mining Limited

Executed this _____ day of ___________________, 2006.

______________________________	____________________________
Signature of Purchaser
______________________________

______________________________
Address of Purchaser

______________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _____________

Touchstone Mining Limited

By:	_________________________

Title:	_________________________